UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2011

ATLAS CAPITAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	333-144645	20-5549779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2234 N. Federal Highway, Suite 330, Florida 33431

(Address of Principal Executive Offices)

(561) 488-7623

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 16, 2011, Atlas Capital Holdings, Inc. (the “Company”), entered into a Warrant Purchase Agreement (the “Agreement”) with Innovative Funding Solutions, a private finance company (“IFS”). Under the terms of the agreement, IFS has committed to provide up to $500,000 of equity capital over the next twelve months in exchange for warrants issued by the Company with coverage equal to one and a half times the funding provided at an exercise price of $0.085. The term of the agreement is five years from the effective date of the Agreement.

In addition to the warrants IFS will be provided a preferred share of stock as collateral. The Company may choose to draw on the financing at its sole discretion during the effectiveness of the Agreement and is not required to pay any commissions to IFS as part of this agreement.

Item 2.03 Creation of a Direct Financial Obligation

See Item 1.01 above.

Item 5.03 Amendment to Articles of Incorporation or Bylaws

On November 22, 2011 the Board of Directors of the Company approved an amendment to the Company’s Articles of Incorporation to increase the authorized shares of the Company to 900,000,000. The shareholders of the Company previously authorized the Company to take such action during 2011.

Item 9.01 Financial Statement and Exhibits

None

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS CAPITAL HOLDINGS, INC.

Registrant

 Dated: November 22, 2011

/s/ Christopher K. Davies

Christopher K. Davies, President